AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2000
                                               REGISTRATION NO. 333-____________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                            COMFORT SYSTEMS USA, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               76-0526487
  (STATE OF JURISDICTION OF                                   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                        777 POST OAK BOULEVARD, SUITE 500
                              HOUSTON, TEXAS 77056
                                 (713) 830-9600
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                   NUMBER, INCLUDING AREA CODE, OF REGISTRANTS
                          PRINCIPAL EXECUTIVE OFFICES)
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                               2000 INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

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                                WILLIAM F. MURDY
                             CHIEF EXECUTIVE OFFICER
                            COMFORT SYSTEMS USA, INC.
                        777 POST OAK BOULEVARD, SUITE 500
                              HOUSTON, TEXAS 77056
                                 (713) 830-9600
                               FAX: (713) 830-9696

(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
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                                    COPY TO:

                              WILLIAM GEORGE, ESQ.
                                 GENERAL COUNSEL
                            COMFORT SYSTEMS USA, INC.
                        777 POST OAK BOULEVARD, SUITE 500
                              HOUSTON, TEXAS 77056
                                 (713) 830-9600
                               FAX: (713) 830-9696

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
                                                                    PROPOSED
                                                   AMOUNT           MAXIMUM             PROPOSED        AMOUNT OF
              TITLE OF                              TO BE        OFFERING PRICE    MAXIMUM AGGREGATE   REGISTRATION
    SECURITIES TO BE REGISTERED                 REGISTERED (1)     PER UNIT (2)     OFFERING PRICE         FEE
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
Common Stock (par value $0.01 per share)(1)       3,500,000          $4.13            $14,455,000      $3,816.12
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
(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares of Common Stock issuable in connection with stock splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on August 18, 2000.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                               EXPLANATORY NOTE

      The information specified in Part I of Form S-8 is not filed as a part of this registration statement. Pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Part I of Form S-8 will be sent or given to employees who participate in the 2000 Incentive Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      Comfort Systems USA, Inc., a Delaware company (the "Company"), hereby incorporates by reference into this registration statement (the "Registration Statement") the following documents:

      o the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 16, 2000;

      o the Company's Form 10-Q for the quarter ended March 31, 2000, filed on May 12, 2000;

      o the Company's Form 10-Q for the quarter ended June 30, 2000, filed on August 14, 2000; and

      o the description of the Company's common stock, par value $.01 per share, contained in the Company's Form 8-A, filed on May 19, 1997.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      The Company will provide, without charge, to each participant of the Company's 2000 Incentive Plan, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3. All such requests should be directed to Comfort Systems USA,

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Inc., 777 Post Oak Blvd, Suite 500, Houston, Texas 77056, Attention: General
Counsel, phone number (713) 830-9600.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

       In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

       The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether an employee or agent (who is not then a director or officer of the corporation) seeking indemnification has met the required standard of conduct may be made by any person or persons having authority to act on the matter. The determination as to whether a director or officer seeking indemnification has met the required standard will be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (or a committee thereof) (2) by independent legal

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
counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

       The Company's Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL. In addition, the Company maintains liability insurance for its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION

      Not Applicable.

ITEM 8.  EXHIBITS

  4.1*   Comfort Systems USA, Inc. 2000 Incentive Plan.

  5.1*   Opinion of William George, General Counsel, Comfort Systems USA, Inc.

 23.1*   Consent of Arthur Andersen LLP.

 23.2*   Consent of William George (included in Exhibit 5.1).

 24.1*   Power of Attorney (included on the signature page hereto).

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* Filed herewith

ITEM 9.  UNDERTAKINGS

      (1)   The undersigned registrant hereby undertakes:

      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on August 18, 2000.

                                    COMFORT SYSTEMS USA, INC.


                                    By:/s/ WILLIAM F. MURDY,
                                           William F. Murdy,
                                           CHIEF EXECUTIVE OFFICER

      We, the undersigned directors and officers of Comfort Systems USA, Inc., constitute and appoint William F. Murdy or William George, III , or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                   TITLE                        DATE
             ---------                   -----                        ----

/s/ WILLIAM F. MURDY             Chairman of the Board and       August 18, 2000
    William F. Murdy              Chief Executive Officer

/s/ J. GORDON BEITTENMILLER        Senior Vice President,        August 18, 2000
    J. Gordon Beittenmiller       Chief Financial Officer
                                        and Director
                                 (principal accounting and
                                    financial officer)

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
             SIGNATURE                   TITLE                        DATE
             ---------                   -----                        ----

/s/ GARY E. HESS               Executive Vice President,         August 18, 2000
    Gary E. Hess               Chief Operating Officer
                                     and Director

/s/ ALFRED J. GIARDENELLI, JR.          Director                 August 18, 2000
    Alfred J. Giardenelli, Jr.

/s/ STEVEN S. HARTER                    Director                 August 18, 2000
    Steven S. Harter

/s/ JOHN MERCADANTE, JR.                Director                 August 18, 2000
    John Mercadante, Jr.

/s/ ROBERT J. POWERS                    Director                 August 18, 2000
    Robert J. Powers

/s/ DIANE D. SANDERS                    Director                 August 18, 2000
    Diane D. Sanders

/s/ MARK P. SHAMBAUGH                   Director                 August 18, 2000
    Mark P. Shambaugh

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
                                 EXHIBIT INDEX

4.1*  Comfort Systems USA, Inc. 2000 Incentive Plan.

5.1*  Opinion of William George, General Counsel, Comfort Systems USA, Inc.

23.1* Consent of Arthur Andersen LLP.

23.2* Consent of William George (included in Exhibit 5.1).

24.1* Power of Attorney (included on the signature page hereto).

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* Filed herewith

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